UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

SP ACQUISITION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-142696	20-8523583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on February 10, 2009, Acquisition Holdings, Inc. (the “Company”) received a letter from the NYSE Amex (the “Exchange”) notifying it that it was below certain of the Exchange’s continued listing standards in that it had failed to hold an annual meeting of stockholders in 2008, in violation of Section 704 of the NYSE Amex Company Guide (the “Company Guide”).   The Company was afforded the opportunity to submit a plan of compliance to the Exchange, and on March 9, 2009 the Company presented its plan (the “Initial Plan”) to the Exchange. On May 11, 2009, the Exchange notifying the Company that it accepted the Company’s Initial Plan and granted the Company an extension until August 11, 2009 to regain compliance with the continued listing standards. The Company then began negotiations with Frontier Financial Corporation (“Frontier”) regarding a proposed business combination requiring Company stockholder approval, however, as the Company stockholder meeting to obtain such approval would not occur before August 11, 2009, the Company contacted the Exchange and asked for a further extension. The Company was afforded the opportunity submit a plan of compliance to the Exchange, and on July 10 and 24, 2009 the Company presented its plan (the “Modified Plan”) to the Exchange. On August 5, 2009, the Exchange sent the Company a letter (the “Letter”) notified the Company that it accepted the Modified Plan and granted the Company an extension until October 10, 2009 (the “Deadline”) to regain compliance with the continued listing standards. The Company will be subject to periodic review by the Exchange staff during this extension period. Failure to make progress consistent with the Modified Plan or to regain compliance with the continued listing standards by the Deadline could result in the Company being delisted from the Exchange.

The Company intends to hold a meeting of stockholders to approve its proposed initial business combination with Frontier prior to October 10, 2009. If the Company is unable to complete a business combination, its corporate existence will cease except for the purposes of winding up its affairs and liquidating. The Company anticipates that it will be able to regain compliance with Section 704 of the Company Guide by the Deadline.

Pursuant to requirements of the Company Guide, on August 7, 2009, the Company filed a press release disclosing the Company’s receipt of the Letter and the other matters discussed herein.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

99.1	Press Release dated August 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 7, 2009	SP ACQUISITION HOLDINGS, INC.

	By:	/s/ Jack L. Howard
Jack L. Howard
Chief Operating Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 7, 2009.